UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2021

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or Other Jurisdiction of Incorporation)

11-3209278

(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, NY 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 6, 2021, Flushing Financial Corp. (the “Company”) provided an update on loan deferral trends under the CARES Act by means of this Form 8-K. As of December 31, 2020, payment deferrals declined significantly, dropping 75% to $376 million, or 5.7% of total loans, compared to $1.5 billion, or 25.3% of total loans, at May 31, 2020.

Additionally, the Company prepaid $291 million of its Federal Home Loan Bank (“FHLB”) Advances, which resulted in $7.8 million of prepayment penalties. The FHLB Advances had a weighted average coupon of 1.93% and maturities ranging from 0.8 years to 2.9 years. Furthermore, the Company sold $89.5 million in investment securities, which resulted in a pre-tax loss of $0.6 million. Proceeds were reinvested into higher yielding investment securities. The combined impact of these two actions is anticipated to provide a seven basis point improvement to net interest margin and an increase of $0.12 per diluted common share for 2021.

Attached as Exhibit 99.1 of this Form 8-K is a copy of the presentation which the Company intends to distribute and make available to investors and will post on its website at www.FlushingBank.com. This report is being furnished to the SEC and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Presentation dated January 06, 2021.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

us
FLUSHING FINANCIAL CORPORATION

Date: January 6, 2021	By:	/s/ SUSAN K. CULLEN
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer